UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2005

Extra Space Storage Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32269	201076777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 Cottonwood Parkway, Suite 400 Salt Lake City, UT	84121
(Address of principal executive offices)	(Zip Code)

801-562-5556

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On July 14, 2005, Extra Space Storage Inc. (the “Company”), through its subsidiaries Extra Space Storage LLC (“ESS LLC”) and Extra Space Storage LP (“ESS OP”), closed the acquisition (the “Transaction”) of various entities that collectively comprise the Storage USA self-storage business pursuant to the Purchase and Sale Agreement (the “Agreement”), dated as of May 5, 2005, between ESS LLC, ESS OP, Security Capital Self Storage Incorporated (“Seller”), a Delaware corporation, PRISA Self Storage LLC, a Delaware limited liability company, PRISA II Self Storage LLC, a Delaware limited liability company, PRISA III Self Storage LLC, a Delaware limited liability company, VRS Self Storage LLC, a Delaware limited liability company, WCOT Self Storage LLC, a Delaware limited liability company, and The Prudential Insurance Company of America, a New Jersey corporation (together with its affiliates, “Prudential”). The Transaction was previously announced by the Company in its Form 8-K dated May 5, 2005.

In connection with the Transaction, the Company acquired 61 wholly-owned self storage properties, acquired SUSA Partnership, L.P.’s equity interest in 54 joint venture properties and assumed the management of 84 franchise and managed properties. In addition, 259 of the self-storage properties acquired in the Transaction were contributed to five separate limited liability companies that are owned by five subsidiaries of the Company (each, a “Company Sub”) and Prudential. As part of this contribution, the Company Subs and Prudential entered into limited liability company agreements which govern the rights and responsibilities of each such limited liability company. The following table summarizes the material terms of such agreements:

	JV 1	JV 2	JV 3	JV 4	JV 5	Totals
Number of Properties	97	74	36	29	23	259
Acquisition Cost (in millions)	$674.6	$547.5	$232.8	$191.2	$142.4	$1,788.5
Debt Financing (in millions)	$—	$—	$145.0	$93.3	$52.1	$290.4
Equity Investment by Company Subsidiaries	$13.5	$11.0	$4.4	$4.9	$4.5	$38.2
Initial Percentage Interest of Company Subs	2%	2%	5%	5%	5%
Preferred Return (through December 31, 2007)	8%	8%	10%	10%	9%
Promoted Percentage Interest of Company Subs	17%	17%	20%	20%	20%

Pursuant to the terms of each agreement, each limited liability company entered into a property management agreement with a subsidiary of the Company which authorizes such subsidiary to act as the day-to-day property manager of the properties held by such limited liability company in exchange for a property management fee equal to 6% of gross revenues derived therefrom. Joint approval by each Company Sub and Prudential is required with respect to certain major decisions relating to, among other things, acquisitions, certain dispositions, financing and leasing of the properties. In addition, subject to the terms of the applicable limited liability company agreement: (i) each Company Sub and Prudential have a right of first refusal with respect to the transfer of the other party’s interest in the applicable limited liability company; (ii) the applicable Company Sub has a right of first offer as a condition precedent to any sale by the applicable limited liability company of a property to a third party; and (iii) following the second anniversary of the closing, each Company Sub and Prudential have the right to trigger a buy-sell with respect to their interest in the applicable limited liability company.

The Company reported in a Form 8-K filed on July 20, 2005 that it would file pro forma financial information and financial statements relating to the Transaction. This Form 8-K/A is being filed to file such pro forma financial information and financial statements. No other change is effected by this Form 8-K/A.

ITEM 2.02 Results of Operations and Financial Condition

Funds from Operations:

Funds from operations (“FFO”) provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net loss and cash flows, for an understanding of the Company’s operating results. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income (loss) computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains or losses on sales of properties, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand its performance, FFO should be considered along with the reported net loss and cash flows in accordance with GAAP, as presented in the pro forma consolidated financial statements.

The computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (loss) as an indication of the Company’s performance, as an alternative to net cash flow from operating activates as a measure of its liquidity, or as an indicator of the Company’s ability to make cash distributions.

The following table sets forth the calculation of FFO per share:

	Extra Space Storage Inc.- Historic six months ended June 30, 2005	Extra Space Storage Inc.-Pro forma six months ended June 30, 2005
	(in thousands, except per share data)
Net Loss	$(1,860)	$(3,492)
Plus:
Real estate depreciation	7,666	11,801
Amortization of intangibles	4,036	7,020
Joint venture real estate depreciation	201	1,767
Less:
Loss allocated to operating partnership	(166)	(400)

Funds from operations	$9,877	$16,696

Share Count	34,244,444 (1)	41,647,527 (2)
Funds from operations per share	$0.29	$0.40

(1)	Share count includes weighted average common shares of 31,514,394 plus 2,730,050 OP units.
(2)	Share count includes all issued common shares of 37,369,950 plus 4,277,577 OP units.

ITEM 9.01 Financial Statements and Exhibits.

Set forth below are the financial statements relating to the completed acquisition described above that are required to be filed as part of this Form 8-K/A:

(a)	Pro Forma Financial Information.

(b)	Financial Statements of Business Acquired.

(c)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

By:	/s/ Charles L. Allen
Name:	Charles L. Allen
Title:	Senior Vice President,
Senior Legal Counsel

Date: September 27, 2005

EXTRA SPACE STORAGE INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL

INFORMATION

The following unaudited pro forma condensed consolidated financial information of Extra Space Storage Inc. (the “Company” or “EXR”) as of and for the six months ended June 30, 2005 and for the year ended December 31, 2004 has been derived from the historical audited financial statements of Extra Space Storage Inc. as filed in the Company’s 2004 Form 10K and the Company’s unaudited 2005 second Quarter 10Q. In addition, the audited statements of the Storage USA (“SUSA”) Carve-out Company consisting of: (i) 61 self-storage properties; (ii) all Franchise rights of General Electric (GE) relative to Storage USA Franchises; (iii) GE’s equity position in various franchises and three joint ventures involving 54 properties; (iv) assumption of 10 Franchise Notes Receivables; and (v) the assets and liabilities of various SUSA entities owned by GE, included in this filing and the equity position purchased with Prudential Real Estate Investors (“PREI”) in five joint ventures involving 259 properties purchased from GE. The assets of the SUSA Carve-out Company and the equity position purchased with PREI were purchased from GE in a transaction (“the Transaction”) that closed on July 14, 2005.

The pro forma condensed consolidated balance sheet reflects adjustments to the Company’s historical financial data to give effect to the following as if each had occurred on June 30, 2005: (i) the acquisition of the SUSA Carve-out Company; (ii) the acquisition of an equity position in five separate joint ventures held with PREI, involving 259 self-storage properties purchased from GE; and(iii) the completion of certain financing transactions.

The pro forma condensed consolidated statement of operations reflects adjustments to the Company’s historical financial data to give effect to the following as if each had occurred on January 1, 2004; (i) the acquisition of the SUSA Carve-out Company; (ii) the acquisition of an equity position in five separate joint ventures with PREI involving 259 self-storage properties purchased from GE; (iii) the acquisition of certain properties by the Company during 2004 and 2005; (iv) the interest impact from certain financing transactions; and (v) the adjustment for items that have been eliminated in preparing the pro forma because they will not be included as part of the ongoing operations.

The unaudited pro forma adjustments are based on available information and assumptions that the Company considers reasonable. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the Company’s actual financial position or results of operations would have been as of the date and for the period indicated, nor does it purport to represent the Company’s future financial position or results of operations.

The unaudited pro forma condensed consolidated financial information should be read, together with the notes thereto, in conjunction with the more detailed information contained in the historical financial statements referenced in this filing.

EXTRA SPACE STORAGE INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2005

(in thousands, except per share data)

	Historical Extra Space		SUSA Carve- out Company and Equity Interest in PREI JV Acquisitions	Financing Transactions		Pro Forma
	(1)		(2)	(3)
Assets
Real estate assets:
Net operating real estate assets	$759,237		$438,345	$—		$1,197,582
Real estate under development	4,332		172	—		4,504

	763,569		438,517	—		1,202,086

Investments in real estate ventures	7,773		88,646	—		96,419

Cash and cash equivalents	95,042	(a)	(538,780)	447,855	(a)	4,117
Restricted cash	5,996		9,430	—		15,426
Receivables from related parties	3,264		—	—		3,264
Other assets, net	26,266		43,406	5,613	(a)	75,285

Total assets	$901,910		$41,219	$453,468		$1,396,597

Liabilities, Minority Interests and Stockholders’ Equity
Line of credit	$—		$—	$10,000		$10,000
Notes payable	480,743		10,270	402,230	(b)	893,243
Notes payable to trusts	78,352		—	41,238	(c)	119,590
Accounts payable and accrued expenses	1,281		3,763	—		5,044
Other liabilities	12,341		4,499	—		16,840

Total liabilities	572,717		18,532	453,468		1,044,717

Minority interest in Operating Partnership	20,045		22,687	—		42,732
Other minority interests	225		—	—		225
Stockholders’ equity:						—
Preferred Stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—		—	—		—
Common stock, $0.01 par value, 200,000,000 shares authorized, 37,369,950 shares issued and outstanding at June 30, 2005	374	(b)	—	—		374
Paid-in capital	429,179	(b)	—	—		429,179
Accumulated deficit	(120,630)		—	—		(120,630)

Total stockholders’ equity	308,923		—	—		308,923

Total liabilities, minority interests and stockholders’ equity	$901,910		$41,219	$453,468		$1,396,597

EXTRA SPACE STORAGE INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

BALANCE SHEET

(in thousands, except per share data)

(1) The “historical” column reflects the assets, liabilities and members equity of Extra Space Storage Inc. as filed on form 10Q.

(a) On June 24, 2005 EXR executed a private placement offering (“Offering”). Cash proceeds from the Offering are shown below:

Gross Offering proceeds	$83,514
Less Offering costs	(2,155)

Net proceeds	$81,359

(b) In the Offering we issued 6,200 shares of $0.01 par common stock at $13.47 per share, for $83,514 of gross proceeds, before offering costs of $2,155. The costs of common stock related to this Offering include $2,155 of underwriting discounts and commissions and financial advisory fees.

Common stock and additional paid-in-capital consist of the following:

Issuance of 6,200 shares of common stock at $13.47 per share	$83,514
Less Offering costs	(2,155)

Common stock and paid in capital from the Offering	$81,359

(2) Represents the purchase price of all assets purchased in the Transaction including the following:

•	The purchase of 61 Self-Storage operating sites and one piece of undeveloped land. $10,270 in property debt was assumed.

•	The purchase of franchise contracts with 74 franchisees and the assumption of $39,967 in franchise loans receivable.

•	The purchase of the equity interest in 54 properties held in three separate joint ventures and 25 individual joint venture properties held with Franchisees.

•	Other assets and liabilities acquired as part of the Transaction, including the issuance of $22,687 in Extra Space Storage LP (“ESSLP”), Operating Partnership (“OP”) units to SUSA OP unit holders that traded their SUSA OP units for OP units in ESSLP.

•	The purchase of the equity interest in 259 properties held in five separate joint ventures with PREI.

EXTRA SPACE STORAGE INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

BALANCE SHEET

(in thousands)

	61 Operating Properties	Franchise Investments	Investment in Various Joint Ventures	Other Assets & Liabilities	Total SUSA Carve-out Company Acquisition	Equity in PREI JV Acquisitions	SUSA Carve- out Company and Equity in PREI JV Acquisitions
Assets
Real estate assets:
Net operating real estate assets	$438,345	$—	$—	$—	$438,345	—	$438,345
Real estate under development	172	—	—	—	172	—	$172

	438,517	—	—	—	438,517	—	438,517

Investments in real estate ventures	—	7,300	40,776	—	48,076	40,570	88,646
Cash and cash equivalents	—	—	—	(498,210)	(498,210)	(40,570)	(538,780)
Restricted cash	—	—	—	9,430	9,430	—	9,430
Other assets, net	—	39,967	—	3,439	43,406	—	43,406

Total assets	$438,517	$47,267	$40,776	$(485,341)	$41,219	$—	$41,219

Liabilities and Minority Interests
Notes payable	$10,270	$—	$—	$—	$10,270	$—	$10,270
Accounts payable and accrued expenses	—	—	—	3,763	3,763	—	3,763
Other liabilities	—	—	—	4,499	4,499	—	4,499

Total liabilities	10,270	—	—	8,262	18,532	—	18,532

Minority interest in Operating Partnership	—	—	—	22,687	22,687	—	22,687

Total liabilities and minority interests	$10,270	$—	$—	$30,949	$41,219	$—	$41,219

(3) Represents financing transactions including issuance of new indebtedness and repayment of certain existing indebtedness.

(a) The Company received net cash from the financing transactions as follows:

Cash from 5.29% fixed rate senior mortgage due 2012	$213,000
Cash from 5.26% fixed rate senior mortgage due 2012	100,000
Cash from variable rate loan due on collection of Franchise Notes Receivable, Libor plus 3.00%. (6.34% at June 30, 2004)	28,000
Cash from bridge loan due on January 14, 2006, Libor plus 1.50% until November 14, 2005 and Libor plus 2.50% until January 14, 2006. (4.84% as of June 30, 2006)	61,230
Cash from 6.91% fixed rate Trust Preferred Security due 2035	41,238
Cash form advance on Revolving Credit Line	10,000
Less cash used to invest in required offsetting investment in entity involved with the Trust Preferred Security	(1,238)
Less loan origination fees on new mortgages and other debt.	(4,375)

Net cash provided by financing transactions	$447,855

EXTRA SPACE STORAGE INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

BALANCE SHEET

(in thousands)

(b) The Company incurred the following new indebtedness:

5.29% fixed rate senior mortgage due 2012	$213,000
5.26% fixed rate senior mortgage due 2012	100,000
Variable rate loan due on collection of Franchise Notes Receivable, Libor plus 3.00%. (6.34% at June 30, 2004)	28,000
Bridge loan due on January 14, 2006, Libor plus 1.50% until November 14, 2005 and Libor plus 2.50% until January 14, 2006. (4.84% as of June 30, 2006)	61,230

$402,230

(c) The Company incurred the following additional Note Payable Trust:

6.91% fixed rate Trust Preferred Security due 2035	$41,238

$41,238

EXTRA SPACE STORAGE INC

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2005

(in thousands, except per share data)

	Historical Extra Space	Total Income from SUSA Carve-out Company & PREI JVs	2005 Other Acquisitions	Financing Transactions	Other Adjustments	Pro Forma
	(1)	(2)	(3)	(4)	(5)
Revenues
Property rental	$46,041	$27,115	$888	$—	—	$74,044
Franchise Fees	—	865	—	—	—	865
Management Fees	768	8,209	—	—	—	8,977
Acquisition and development fees	529	—	—	—	—	529
Other income	197	1,340	—	—	—	1,537

Total Revenues	47,535	37,529	888	—	—	85,952

Expenses
Property operations	17,919	8,998	353	—	—	27,270
Unrecovered development/acquisition costs and support payments	275	—	—	—	—	275
General and administrative	6,297	11,500	—	—	—	17,797
Depreciation and amortization	11,943	6,862	258	—	—	19,063

Total Expenses	36,434	27,360	611	—	—	64,405

Income before interest expense, minority interests and equity in real estate ventures	11,101	10,169	277	—	—	21,547

Interest expense	(13,732)	—	—	(14,653)		(28,385)
Minority interest - Operating Partnership	166	—	—	—	234	400
Equity in earnings of real estate ventures	605	2,341	—	—	—	2,946

Net income (loss)	$(1,860)	$12,510	$277	$(14,653)	$234	$(3,492)

Basic loss per share	$(0.06)					$(0.09)
Diluted loss per share	$(0.06)					$(0.09)
Weighted average common shares outstanding—Basic	31,514,394					37,369,950
Weighted average common shares outstanding—Diluted	31,514,394					37,369,950

EXTRA SPACE STORAGE INC

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2005

(in thousands)

(1) The “historical” column reflects the results of operations of EXR as filed in form 10Q.

(2) Represents the pro forma income from operations of the SUSA Carve-out Company and the EXR Equity interest in the PREI Joint Ventures.

	SUSA Carve- out Company	Adjustments		PREI Joint Ventures	Total Income from SUSA Carve-out Company & PREI JVs
Revenues:
Property rental	$26,062	$1,053	(a)	$—	$27,115
Lock and Packaging Income	1,692	(1,692	)(a)	—
Tenant insurance income	1,874	(1,874	)(a)	—
Franchise Royalty Income	865	—		—	865
Management Fees	1,882	—		6,327	8,209
Other income	—	1,340	(e)	—	1,340

Total Revenues	32,375	(1,173)		6,327	37,529

Expenses:
Property operations	9,905	(907	)(b)	—	8,998
Lock and packaging expense	1,216	(1,216	)(a)	—
Tenant insurance claims reserve	1,297	(1,297	)(a)	—
Real estate taxes	2,688	(2,688	)(b)	—	—
General and administrative	5,225	(363	)(c)	6,638	11,500
Depreciation and amortization	5,179	1,683	(d)	.	6,862

Total Expenses	25,510	(4,788)		6,638	27,360

Income before interest expense, equity in earnings of real estate ventures and income taxes	6,865	3,615		(311)	10,169

Interest expense, net	(1,452)	1,452	(e)	—	—
Equity in earnings of real estate ventures	1,687	—		654	2,341

Net income from continuing operations	7,100	5,067		343	12,510
Provision for income taxes	386	(386	)(f)	—

Net income attributable to Common Unitholders	$6,714	$5,453		$343	$12,510

(a)	Lock and packaging and Tenant insurance income and expenses were netted into Property rental to reflect EXR’s historical presentation of these sources of income.
(b)	Property taxes were combined with Property operations to reflect EXR’s historical presentation of this expense.
(c)	General and administrative expense was adjusted to reflect the pro forma cost that EXR estimates will be necessary to manage these properties.
(d)	Depreciation and amortization expense adjustment of $6,862 includes depreciation of $3,571 computed on a straight line basis over the estimated useful life (40 years) on depreciable assets acquired of $285,714 and amortization of $32, $368, and $2,891 computed on a straight line basis over the estimated lives of 11 years, 25 years and 18 months on $708 of lease rights, $18,385 of leasehold improvements and $8,672 of intangible assets relating to tenant relationships, respectively, acquired.

EXTRA SPACE STORAGE INC

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2005

(in thousands)

(e)	Historical interest expense has been eliminated as all interest expense is reflected in the financing disclosed in this filing. Interest income of $1,340 has been reclassified to other income to reflect EXR’s historical presentation of this source of income.
(f)	No tax liability is shown as the pro forma statement of operations reflects a net loss.

(3) Represents the pro forma income from operations of eight sites acquired by EXR since January 1, 2005. Depreciation and amortization expense adjustment of $258 includes depreciation of $164 computed on a straight line basis over the estimated useful life (40 years) on depreciable assets acquired of $42,843, and amortization of $94 computed on a straight line basis over the estimated life of 18 months on $949 of intangible assets relating to tenant relationships acquired.

(4) Represents the consummation of the financing transactions, consisting of the following:

Adjustments to net pro forma interest expense computed as follows:

Interest expense adjustments:
4.95% senior fixed rate mortgage of $32,502 due 2015	$302
4.87% senior fixed rate mortgage of $13,400 due 2015	50
Assumed 6.88% fixed rate CMBS Mortgage due 2010	22
Assumed 5.94% fixed rate CMBS Mortgage due 2010	64
Assumed 5.80% fixed rate CMBS Mortgage due 2010	89
Assumed 5.40% fixed rate CMBS Mortgage due 2010	138
6.53% Trust Preferred Security Note due 2035	716
6.67% Trust Preferred Security Note due 2035	1,079
6.91% Trust Preferred Security Note due 2035	1,382
5.29% senior fixed rate mortgage of $213,000 due 2015	5,629
5.26% senior fixed rate mortgage of $100,000 due 2010	2,630
Variable rate Bridge loan of $61,230 due December 2005, based upon a spread of 1.50% over LIBOR (4.84% at June 30, 2005)	1,638
Variable rate Bridge loan of $28,000 due June 2006, based upon a spread of 2.00% over LIBOR (5.34% at June 30, 2004)	818

Less interest expense on loans repaid in the financing transaction:
Corporate Credit lines and unsecured debt	(189)

Net increase in interest expense	14,368

EXTRA SPACE STORAGE INC

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2005

(in thousands)

Loan origination cost amortization adjustment:
Loan origination cost amortization on new loans:
4.95% senior fixed rate mortgage of $32,502 due 2015	$5
4.87% senior fixed rate mortgage of $13,400 due 2015	8
6.53% Trust Preferred Security Note due 2035	18
6.67% Trust Preferred Security Note due 2035	21
6.91% Trust Preferred Security Note due 2035	20
5.29% senior fixed rate mortgage of $213,000 due 2015	82
5.26% senior fixed rate mortgage of $100,000 due 2010	77
Variable rate Bridge loan of $61,230 due December 2005, based upon a spread of 1.50% over LIBOR (4.84% at June 30, 2005)	172
Variable rate Bridge loan of $28,000 due June 2006, based upon a spread of 2.00% over LIBOR (5.34% at June 30, 2004)	57
Less - loan origination cost amortization related to repaid indebtedness	(175)

Net increase in loan origination cost amortization expense, included with interest expense	285

Total increase in pro forma interest expense	$14,653

At the completion of the offering we expect to have variable rate debt of $239,970. A change of 1% in the interest rate will result in a change in interest expense of $2,400.

(5) Adjust Minority Interest for the change in Net Income due to the pro forma adjustments.

EXTRA SPACE STORAGE INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share date)

	Historical Extra Space	Total Income from SUSA Carve-out Company & PREI JVs	2004 & 2005 Other Acquisitions	Financing Transactions	Other Adjustments		Pro Forma
	(1)	(2)	(3)	(4)	(5)
Revenues
Property rental	$62,656	$48,740	$28,939	$—	$(397	) a	$139,938
Franchise Fees	—	1,782	—	—	—		1,782
Management Fees	1,651	15,485	(442)	—	—		16,694
Acquisition and development fees	1,200	—	—	—	—		1,200
Other income	464	3,434	—	—	—		3,898

Total Revenues	65,971	69,441	28,497	—	(397)		163,512

Expenses
Property operations	26,066	17,551	11,165	—	(533	) a	54,249
Unrecovered development/acquisition costs and support payments	739	—	—	—	—		739
General and administrative	12,465	23,000	—	—	—		35,465
Depreciation and amortization	15,552	13,724	8,037	—	(81	) a	37,232

Total Expenses	54,822	54,275	19,202	—	(614)		127,685

Income before interest expense, loss on debt extinguishments, minority interests, equity in earnings of real estate ventures and gain on sale of real estate ventures	11,149	15,166	9,295	—	217		35,827

Interest expense	(28,491)	—	—	(24,957)	1,622	a	(51,826)
Loss on debt extinguishments	(3,523)	—	—	—	3,523	b	—
Minority interest - Fidelity preferred return	(3,136)	—	—	—	3,136	b	—
Minority interest - Operating Partnership	113	—	—	—	801	c	914
(Income) loss allocated to other minority interests	2,290	—	—	—	(2,290	) a	—
Equity and gain on sale of real estate ventures	1,387	4,215	—	—	(255	) d	5,347

Income (loss) before gain on sale of real estate assets	(20,211)	19,381	9,295	(24,957)	6,754		(9,738)

Gain on sale of real estate assets	1,749	—	—	—	—		1,749

Net income (loss)	$(18,462)	$19,381	$9,295	$(24,957)	$6,754		$(7,989)

Preferred return on Class B, C, and E units	(5,758)	—	—	—	5,758	(b)	—
Loss on early redemption of Fidelity minority interest	(1,478)	—	—	—	1,478	(b)	—

Net income (loss) attributable to common stockholders	$(25,698)	$19,381	$9,295	$(24,957)	$13,990		$(7,989)

Basic loss per share	$(1.68)						$(0.19)
Diluted loss per share	$(1.68)						$(0.19)
Weighted average basic shares outstanding	15,282,725						41,647,527
Weighted average diluted shares outstanding	15,282,725						41,647,527

EXTRA SPACE STORAGE INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

(in thousands)

(1) The “historical” column reflects the results of operations of EXR as filed in form 10K.

(2) Represents the pro forma income from operations of the Storage USA Carve-out Company and the EXR Equity interest in the PREI Joint Ventures.

	SUSA Carve- out Company	Adjustments		PREI Joint Ventures	Total Income from SUSA Carve-out Company & PREI JVs
Revenues:
Rental and other property income	$46,576	$2,164	(a)	$—	$48,740
Lock and packaging income	3,567	(3,567	)(a)	—	—
Tenant insurance income	3,799	(3,799	)(a)	—	—
Franchise royalty income	1,782	—		—	1,782
Service and other income	3,226	—		12,259	15,485
Other income	—	3,434	(e)	—	3,434

Total revenues	58,950	(1,768)		12,259	69,441

Expenses:
Cost of property operations and maintenance	18,286	(735	)(b)	—	17,551
Lock and packaging expense	2,647	(2,647	)(a)	—	—
Tenant insurance claims reserve	2,556	(2,556	)(a)	—	—
Real estate taxes	5,542	(5,542	)(b)	—	—
General and administrative	9,231	494	(c)	13,275	23,000
Depreciation and amortization	10,162	3,562	(d)	—	13,724

Total expenses	48,424	(7,424)		13,275	54,275

Income (loss) from operations	10,526	5,656		(1,016)	15,166

Interest expense, net	(2,514)	2,514	(e)	—	—
Equity in earnings of real estate ventures	3,079	—		1,136	4,215
Gain on sale of investment in real estate ventures	1,926	(1,926	)(f)	—	—

Income before income taxes	13,017	6,244		120	19,381
Provision from income taxes	1,382	(1,382	)(g)	—	—

Net income	$11,635	$7,626		$120	$19,381

(a)	Lock and packaging and Tenant insurance income and expenses were netted into Property rental to reflect EXR’s historical presentation of these sources of income.
(b)	Property taxes were combined with Property operations to reflect EXR’s historical presentation of this expense.
(c)	General and administrative expense was adjusted to reflect the pro forma cost that EXR estimates will be necessary to manage these properties.
(d)	Depreciation and amortization expense adjustment of $13,724 includes depreciation of $7,143 computed on a straight line basis over the estimated useful life (40 years) on depreciable assets acquired of $285,714, and amortization of $64, $735, and $5,762 computed on a straight line basis over the estimated lives of 11 years, 25 years and 18 months on $708 of Lease rights, $18,385 of Leasehold Improvements and $8,672 of intangible assets relating to tenant relationships, respectively, acquired.

EXTRA SPACE STORAGE INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

(in thousands)

(e)	Historical interest expense has been eliminated as all interest expense is reflected in the financing disclosed in this filing. Interest income of $3,434 has been reclassified to other income to reflect EXR’s historical presentation of this source of income.
(f)	The elimination of gain that will not be carried over in on-going operations.
(g)	No tax liability is shown as the pro forma statement of operation reflects a loss.

(3)	Represents the pro forma income from operations of 47 sites acquired by EXR since January 1, 2004. Depreciation and amortization expense adjustment of $8,037 includes depreciation of $4,956 computed on a straight line basis over the estimated useful life (40 years) on depreciable assets acquired of $338,655, and amortization of $3,081 computed on a straight line basis over the estimated life of 18 months on $7,924 of intangible assets relating to tenant relationships acquired.

(4)	Represents the consummation of the financing transactions, consisting of the following:

Adjustments to net pro forma interest expense computed as follows:

Interest expense adjustments:
4.70% senior fixed rate mortgage of $83,100 due 2009	$933
4.79% senior fixed rate mortgage of $68,400 due 2011	690
5.14% senior fixed rate mortgage of $111,000 due 2010	3,202
4.95% senior fixed rate mortgage of $32,502 due 2015	1,609
4.87% senior fixed rate mortgage of $13,400 due 2015	653
Assumed 6.88% fixed rate CMBS Mortgage due 2010	287
Assumed 5.94% fixed rate CMBS Mortgage due 2010	130
Assumed 5.80% fixed rate CMBS Mortgage due 2010	179
Assumed 5.40% fixed rate CMBS Mortgage due 2010	275
6.53% Trust Preferred Security Note due 2035	2,286
6.67% Trust Preferred Security Note due 2035	2,735
6.91% Trust Preferred Security Note due 2035	2,764
5.29% senior fixed rate mortgage of $213,000 due 2015	11,257
5.26% senior fixed rate mortgage of $100,000 due 2010	5,260
Variable rate senior mortgage of $37,000 due 2007, based upon a spread of 1.75% over LIBOR (5.17% at December 31, 2004)	786
Variable rate senior mortgage of $61,770 due 2009, based upon a spread of 0.655% over LIBOR (3.075% at December 31, 2004)	129
Variable rate Bridge loan of $61,230 due December 2005, based upon a spread of 1.50% over LIBOR (3.92% at December 31, 2004)	1,798
Variable rate Bridge loan of $28,000 due June 2006, based upon a spread of 2.00% over LIBOR (5.42% at December 31, 2004)	962
Assumed variable rate Construction loan of $3,829 due 2006, based upon a spread of 2.75% over LIBOR (5.17% at December 31, 2004)	160
Adjustment for other minority interest	1,622

Less interest expense on loans repaid in the financing transaction:
Corporate Credit lines and unsecured debt	(4,801)
Senior variable rate mortgage due 2004, LIBOR plus 3.00% per annum with a floor of 6.00%(6.00% at December 31, 2004)	(1,083)
Senior variable rate mortgage due 2005, LIBOR plus 3.50% per annum with a floor of 5.50%(5.92% at December 31, 2004)	(2,146)
Senior variable rate mortgage due 2005, LIBOR plus 3.00% per annum(5.42% at December 31, 2004)	(1,355)
Various individual property senior mortgages and construction loans	(4,202)

Net increase in interest expense	$24,130

EXTRA SPACE STORAGE INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

(in thousands)

Loan origination cost amortization adjustment:
Loan origination cost amortization on new loans:
4.70% senior fixed rate mortgage of $83,100 due 2009	$234
4.79% senior fixed rate mortgage of $68,400 due 2011	175
5.14% senior fixed rate mortgage of $111,000 due 2010	423
4.95% senior fixed rate mortgage of $32,502 due 2015	10
4.87% senior fixed rate mortgage of $13,400 due 2015	15
6.53% Trust Preferred Security Note due 2035	37
6.67% Trust Preferred Security Note due 2035	42
6.91% Trust Preferred Security Note due 2035	41
5.29% senior fixed rate mortgage of $213,000 due 2015	163
5.26% senior fixed rate mortgage of $100,000 due 2010	153
Variable rate senior mortgage of $37,000 due 2007, based upon a spread of 1.75% over LIBOR (5.17% at December 31, 2004)	140
Variable rate senior mortgage of $61,770 due 2009, based upon a spread of 0.655% over LIBOR (3.075% at December 31, 2004)	81
Variable rate Bridge loan of $61,230 due December 2005, based upon a spread of 1.50% over LIBOR (3.92% at December 31, 2004)	343
Variable rate Bridge loan of $28,000 due June 2006, based upon a spread of 2.00% over LIBOR (5.42% at December 31, 2004)	114
Revolving credit facility	333
Less - loan origination cost amortization related to repaid indebtedness	(1,477)

Net increase in loan origination cost amortization expense, included with interest expense	827

Total increase in pro forma interest expense	$24,957

At the completion of the private placement offering we expect to have variable rate debt of $239,970. A change of 1% in the interest rate will result in a change in interest expense of $2,400.

(5) Represents the following adjustments to pro forma operations:

(a)	The reallocation of the Income (loss) allocated to other minority interest for proper classification and elimination due to deconsolidation of prior consolidated interests.

(b)	The elimination of items that relate to one time events that would not affect the pro forma operations.

(c)	Minority interest – Operating Partnership is adjusted for the change in income.

(d)	Equity in earnings of real estate ventures – Two Joint Ventures had changes in the capital structure during 2004. We have adjusted the allocation of income to reflect these changes as if they had taken place as of January 1, 2004. This results in an additional participation by EXR of $1,119 on a pro forma basis. As part of the IPO process completed in 2004 EXR purchased the interest of several of their joint venture partners. This results in the pro forma elimination of $1,374 of Equity in Earnings that were included in the Historical Extra Space amount.

Storage USA Carve-out Company

Independent Auditors’ Report

The Board of Directors

Extra Space Storage, Inc.:

We have audited the accompanying combined balance sheets of Storage USA Carve-out Company as of December 31, 2004 and 2003, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 2004. These combined financial statements are the responsibility of the Carve-out Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Carve-out Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Storage USA Carve-out Company as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/S/ KPMG LLP

Memphis, Tennessee

September 23, 2005

Storage USA Carve-out Company

Combined Balance Sheets

(amounts in thousands)

	June 30,	December 31,
	2005	2004	2003
	(unaudited)
Assets
Investments in storage facilities	$372,809	$375,977	$334,577
Accumulated depreciation	(24,947)	(20,124)	(10,764)

	347,862	355,853	323,813

Cash and cash equivalents	44	47	52
Cash held by captive insurance subsidiary	8,042	6,960	5,043

Total cash and cash equivalents	8,086	7,007	5,095

Advances and investments in real estate ventures and franchisees, net of allowance for losses	54,990	60,272	100,401
Due from related parties	6,042	8,790	2,088
Intangible assets, net	40,984	41,124	41,636
Other assets, net	6,428	8,668	6,958

Total assets	$464,392	$481,714	$479,991

Liabilities and Equity
Notes payable	$68,901	$69,202	$69,803
Mortgage notes payable	5,162	9,200	6,832
Other borrowings	—	—	2,212
Accounts payable and accrued expenses	11,096	14,189	13,640
Unfavorable lease liability	4,437	4,661	5,111
Deferred tax liabilities	816	673	70
Deferred revenue	2,198	2,019	1,995
Tenant insurance claims reserve	1,609	1,266	869

Total liabilities	94,219	101,210	100,532

Equity	370,173	380,504	379,459

Total liabilities and equity	$464,392	$481,714	$479,991

See accompanying notes to combined financial statements.

Storage USA Carve-out Company

Combined Statements of Operations

(amounts in thousands)

	Six months ending June 30,		For the years ending December 31,
	2005	2004	2004	2003	2002
	(unaudited)
Operating revenues
Rental and other property income	$26,062	$22,102	$46,576	$42,112	$40,420
Service and other income	1,882	1,326	3,226	3,799	4,225
Lock and packaging income	1,692	1,929	3,567	3,675	3,493
Tenant insurance income	1,874	1,748	3,799	4,186	3,754
Franchise royalty income	865	927	1,782	2,035	2,025

Total operating revenues	32,375	28,032	58,950	55,807	53,917

Operating expenses
Cost of property operations and maintenance	9,905	8,729	18,286	15,137	15,432
Lock and packaging expense	1,216	1,333	2,647	2,699	2,800
Tenant insurance claims reserve	1,297	1,278	2,556	2,879	2,241
Real estate taxes	2,688	2,251	5,542	4,767	4,060
General and administrative	5,225	4,594	9,231	8,736	8,875
Legal and acquisition/merger costs	—	—	—	—	49,322
Loss on extinguishment of debt	—	—	—	—	4,400
Provision for impairment	—	—	—	4,206	—
Depreciation and amortization	5,179	4,971	10,162	7,793	8,965

Total operating expenses	25,510	23,156	48,424	46,217	96,095

Income (loss) from operations	6,865	4,876	10,526	9,590	(42,178)
Interest expense	(2,792)	(3,028)	(5,948)	(7,355)	(7,635)
Interest income	1,340	1,829	3,434	5,278	6,740
Equity in earnings of real estate ventures	1,687	1,391	3,079	1,834	1,484
Gain on sale of investment in real estate ventures	—	1,046	1,926	283	—

Income (loss) before income taxes	7,100	6,114	13,017	9,630	(41,589)

Provision (benefit) for income taxes	386	691	1,382	524	(367)

Net income (loss)	$6,714	$5,423	$11,635	$9,106	$(41,222)

See accompanying notes to combined financial statements.

Storage USA Carve-out Company

Combined Statements of Cash Flow

(amounts in thousands)

	Six months ended June 30,		Years ended December 31,
	2005	2004	2004	2003	2002
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$6,714	$5,423	$11,635	$9,106	$(41,222)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,179	4,971	10,162	7,793	8,965
Amortization of note premium	(301)	(301)	(601)	(990)	(675)
Provision for impairment	—	—	—	4,206	—
Deferred tax expenses (benefit)	143	302	603	524	(367)
Equity in earnings of real estate ventures	1,687	1,391	3,079	1,834	1,484
Distribution from investment in real estate ventures	1,068	1,143	2,708	1,553	1,909
Gain on sale of investment in real estate ventures	—	(1,046)	(1,926)	(283)	—
Increase (decrease) in cash due to changes in:
Other assets	2,024	(1,136)	(2,000)	1,634	(5,520)
Accounts payable and accrued expenses	(3,093)	7,367	549	(1,238)	12,026
Deferred revenue	298	899	(29)	(592)	182

Net cash provided by (used in) operating activities	13,719	19,013	24,180	23,547	(23,218)

Cash flows from investing activities:
Acquisition, development, and improvement of storage facilities	(14,878)	(32,886)	(42,310)	(4,864)	(1,194)
Proceeds from sale of land	—	—	910	—	—
Advances and investments in real estate	(839)	(2,257)	(8,489)	(42,900)	(4,872)
Repayment of advances to franchisees	3,366	36,580	44,757	50,955	26,343

Net cash provided by (used in) investing activities	(12,351)	1,437	(5,132)	3,191	20,277

Cash flows from financing activities:
Change in due from related party	2,748	1,158	(6,702)	(737)	1,198
Proceeds from borrowings	5,162	—	9,243	—	—
Payments on borrowings	(200)	—	(9,087)	(41)	—
Equity contributions	3,377	—	21,825	466	1,196
Equity distributions and redemptions	(11,376)	(20,651)	(32,415)	(22,799)	—

Net cash provided by (used in) financing activities	(289)	(19,493)	(17,136)	(23,111)	2,394

Net increase (decrease) in cash and cash equivalents	1,079	957	1,912	3,627	(547)
Cash and cash equivalents, beginning of the period	7,007	5,095	5,095	1,468	2,015

Cash and cash equivalents, end of the period	$8,086	$6,052	$7,007	$5,095	$1,468

	Six months ended June 30,		Years ended December 31,
	2005	2004	2004	2003	2002
	(unaudited)
Supplemental schedule of cash flow information
Interest paid, net of amounts capitalized	$3,318	$2,933	$5,736	$7,160	$8,882
Equity redemption in exchange for $18.0 million of land subject to a $9.0 million note	9,046	—	—	—	—
Equity issued in exchange for repayment of notes payable by GE Capital	—	—	—	(13,000)	—
Fair value adjustments to the net assets in connection with the GE Capital acquisition	—	—	—	—	(222,227)

See accompanying notes to combined financial statements.

Storage USA Carve-out Company

Combined Statements of Equity

(amounts in thousands)

Balance at December 31, 2001	$197,485
Net loss	(41,222)
Contributions	1,196
Fair value adjustments to the net assets in connection with the GE Capital Acquisition	222,227

Balance at December 31, 2002	379,686
Net income	9,106
Contributions	13,466
Distributions and redemptions	(22,799)

Balance at December 31, 2003	379,459
Net income	11,635
Contributions	21,825
Distributions and redemptions	(32,415)

Balance at December 31, 2004	380,504
Net income (unaudited)	6,714
Contributions (unaudited)	3,377
Distributions and redemptions (unaudited)	(20,422)

Balance at June 30, 2005 (unaudited)	$370,173

Storage USA Carve-out Company

Notes to Combined Financial Statements

June 30, 2005 (unaudited) and December 31, 2004 and 2003

(amounts in thousands)

1.	Organization and Basis of Presentation

Storage USA (“SUSA”) was formed to acquire, develop, construct, franchise, own and operate self-storage facilities throughout the United States. The SUSA self-storage business is comprised of the following entities: SUSA Partnership, L.P. (the “Partnership” or “SUSA, L.P.”), Storage USA Franchise Corporation (“Franchise”), SUSA Management Corporation (“SUSA Management”), SUSA Finance Corporation (“Finance”), and certain other related entities. In April 2002, Security Capital Group Incorporated (“Security Capital”) completed its acquisition of SUSA. Subsequent to the Security Capital acquisition, in May 2002 General Electric Capital (“GE Capital”) completed its acquisition of Security Capital.

On May 5, 2005, GE Capital entered into a Purchase and Sale Agreement (the “Agreement”) to sell its interest in SUSA to Extra Space Storage LP (“Extra Space”) and Prudential Insurance Company of America and certain of its affiliates (“Prudential”), which subsequently closed on July 14, 2005. Under the Agreement, Prudential was to receive 95% to 98% interests in 259 self-storage properties (the “Prudential Properties”). The remaining assets and liabilities of SUSA, including 100% interests in 61 self-storage properties and the remaining 2% to 5% interests in the 259 Prudential Properties, were acquired and/or assumed by Extra Space. The transaction was effected in a series of restructuring and contribution transactions pursuant to which substantially all the assets and liabilities of SUSA (other than the Partnership’s senior unsecured public debt) were to be transferred to a newly-formed subsidiary of the Partnership (“New SUSA LLC”). Holders of limited partnership interests in the Partnership received units in New SUSA LLC equal in number to the limited partnership units previously held. In connection with these transactions, Extra Space offered each holder of units in New SUSA LLC the option to exchange their units in New SUSA LLC for either cash or, for eligible unit holders who are “accredited investors”, units in the operating partnership of Extra Space.

The accompanying combined financial statements of the components of the Storage USA business acquired by Extra Space (the “Carve-out Company”) are presented on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. The financial statements have been prepared from SUSA’s historical accounting records and are presented on a carve-out basis to include the balances and activity of the Partnership, Franchise, SUSA Management, and Finance, along with various partnerships controlled by these entities and wholly-owned subsidiaries of these entities. Balances and activity relating to the Prudential Properties have been excluded. The Carve-out Company statements of operations and cash flows for the year ended December 31, 2002 include the combined operations and cash flows for the period prior to the Carve-out Company’s acquisition by GE Capital, the remaining period during which the Carve-out Company was owned by GE Capital. The financial statements have been prepared using the specific identification of income and expenses and assets and liabilities, if available, and if not available include allocations and estimates which management believes are reasonable and appropriate under the circumstances. No direct relationship exists among all the operations comprising the Carve-out Company. Accordingly, total equity is presented in lieu of stockholders’ equity.

Storage USA Carve-out Company

Notes to Combined Financial Statements

June 30, 2005 (unaudited) and December 31, 2004 and 2003

(amounts in thousands)

The accompanying combined financial statements include allocations of general and administrative and other overhead expenses, which are included in cost of proposed operations and maintenance on the combined statements of operations, to the Carve-out Company. Carve-out Company management has utilized their experience with the business and its judgment in allocating such expenses. Costs allocated for the six month period ended June 30, 2005 and 2004 and years ended December 31, 2004, 2003 and 2002, were as follows:

	Six months ending June 30,		For the years ending December 31,
	2005	2004	2004	2003	2002
	(unaudited)
General and administrative	$5,225	$4,594	$9,231	$8,736	$8,875
Other overhead expenses	3,594	3,088	6,277	4,529	5,986

	$8,819	$7,682	$15,508	$13,265	$14,861

Allocations of general and administrative and other overhead expenses were made primarily based on the number of self-storage properties included in the Carve-out Company to the total number of self-storage facilities managed, which management believes represents a reasonable allocation methodology. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Carve-out Company had been operating as a separate entity. It is not practicable to estimate the costs and expenses that would have resulted on a stand-alone basis.

The financial statements as of June 30, 2005 and for the six months ended June 30, 2005 and 2004 are unaudited. In the opinion of the management of the Carve-out Company, the interim data includes all adjustments necessary for a fair presentation of the results for the interim periods. The results for the interim periods presented are not necessarily indicative of the results that may be expected for the entire year.

2.	Summary of Significant Accounting Policies

Principles of Combination

The accompanying combined financial statements include the accounts of the Carve-out Company after elimination of all balances and transactions between the entities included in the Carve-out Company financial statements (i.e. the Partnership, Franchise, SUSA Management, Finance and certain related entities and any of the 61 properties acquired by Extra Space). The financial results of these entities are presented on a combined basis as they are under common control and management of GE Capital. The accompanying combined balance sheets as of June 30, 2005 (unaudited) and December 31, 2004 and 2003, and the combined statements of operations, cash flows, and equity for the years ended December 31, 2004, 2003 and 2002 and for the six month periods ended June 30, 2005 and 2004 (unaudited) have been prepared on a carve-out basis (see Note 1).

Storage USA Carve-out Company

Notes to Combined Financial Statements

June 30, 2005 (unaudited) and December 31, 2004 and 2003

(amounts in thousands)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investments in Storage Facilities

Storage facilities are recorded at cost. Depreciation is computed using the straight line method over estimated useful lives of 40 years for buildings and improvements, three to ten years for leasehold improvements, software and furniture, fixtures and equipment. Expenditures for maintenance and repairs are charged to expense as incurred. Major replacements and betterments that improve or extend the life of the asset are capitalized and depreciated over their estimated useful lives.

In connection with the Carve-out Company’s acquisition of properties, the purchase price is allocated to the tangible and intangible assets and liabilities acquired based on their estimated fair values. The value of the tangible assets, consisting primarily of land and buildings, are determined on an as-if vacant basis.

If there is an event or a change in circumstances that indicates the basis of the property may not be recoverable, SUSA’s policy is to assess any impairment of value by comparing the sum of the expected future cash flows (undiscounted and without interest charges) to the carrying value of the asset. If the cash flow is less than the carrying value of the asset, an impairment loss will be recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Cash and Cash Equivalents

The Carve-out Company’s cash is deposited with financial institutions located throughout the United States of America and at times may exceed federally insured limits. The Carve-out Company considers all highly liquid debt instruments with a maturity date of three months or less to be cash equivalents. Included in cash at June 30, 2005 and December 31, 2004 and 2003 was approximately $0.5 million (unaudited), $0.1 million, and $0.2 million, respectively, of cash remitted to Franchise by franchisees to be used exclusively for the costs incurred by the Carve-out Company in advertising and marketing the franchise.

Investments in Real Estate Ventures and Franchisees

Investments in real estate ventures and franchisees represents the aggregate of the Carve-out Company’s investment in real estate ventures and franchisees (Note 4). These investments are accounted for using the equity method of accounting because the Carve-out Company exercises significant influence over the operations of those entities.

For acquisitions of an interest in an entity, the Carve-out Company evaluates the entity to determine if the entity is deemed a Variable Interest Entity (“VIE”) in accordance with FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities” (“FIN 46R”). Entities that meet one or more of the criteria listed below are considered VIEs:

•	Equity investment is not sufficient to allow the entity to finance its activities without additional third party financing;

•	The equity investors, as a group, do not have the direct or indirect ability to make decisions about the entity’s business;

•	The equity investors, as a group, are not obligated to absorb the expected losses of the entity;

•	The equity investors, as a group, do not have the right to receive the expected residual returns of the entity; and

•	The equity investors’ voting rights are not proportionate to its economic interests, and substantially all of the entity’s activities either involve or are conducted on behalf of an investor that has disproportionately few voting rights.

None of the investments of the Carve-out Company have been identified as VIEs. The Carve-out Company will reconsider its determination of whether an entity is a VIE if certain events occur that are likely to cause a change in the original determination.

Storage USA Carve-out Company

Notes to Combined Financial Statements

June 30, 2005 (unaudited) and December 31, 2004 and 2003

(amounts in thousands)

Due from Related Parties

The Carve-out Company incurs certain costs on behalf of the franchisees and other joint venture partners, such as property insurance, for which the Carve-out Company is reimbursed. These amounts and certain other receivables from franchisees and other joint venture parties are presented as “Due from related parties” on the combined balance sheets.

Intangible Assets

In connection with GE Capital’s acquisition of Security Capital in 2002 (see Note 1), GE Capital recognized goodwill in conjunction with this acquisition, of which $38.9 million has been allocated to the Carve-out Company. Goodwill was allocated to the Carve-out Company based on the ratio of the estimated fair value of the Carve-out Company compared to the total estimated fair value of SUSA acquired in the Extra Space and Prudential purchase transaction (Note 1). Management of the Carve-out Company believes this allocation method to be reasonable. Management of GE Capital evaluated the recoverability of goodwill for each annual period and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. There were no impairment charges recorded in the years ended December 31, 2004, 2003 or 2002 or the six month periods ended June 30, 2005 and 2004.

In-place lease intangibles recorded in connection with the acquisition of self-storage facilities are amortized over the life of the tenant lease term, which is usually less than a six month period as most tenant leases are on a month-to-month basis.

Additionally, the Carve-out Company has intangible assets related to covenants not to compete. The gross amount of these intangible assets is $4.3 million. These assets are being amortized over the terms of the related contracts. $2.2 million (unaudited), $2.0 million, and $1.5 million of accumulated amortization related to these intangible assets were included as of June 30, 2005, December 31, 2004 and 2003, respectively. Amortization expense was $0.5 million, $0.9 million, and $0.6 million for the years ended December 31, 2004, 2003 and 2002, respectively, and $0.2 million (unaudited) for the six months ended June 30, 2005 and 2004. Amortization expense is included in depreciation and amortization expense on the statement of operations.

Amortization expense related to these intangibles for the next five years is estimated as follows:

2005	$307
2006	307
2007	307
2008	307
2009	307

Storage USA Carve-out Company

Notes to Combined Financial Statements

June 30, 2005 (unaudited) and December 31, 2004 and 2003

(amounts in thousands)

Revenue Recognition

Rental income is recorded when earned. Rental income received prior to the start of the rental period is deferred and included in deferred revenue on the combined balance sheets. Lock and packaging income is recognized when sales of locks and packaging items are made.

Certain of the franchise agreements that the Carve-out Company has with owners of franchised properties allow the Carve-out Company to earn a monthly royalty fee during the operational period of the facility. Royalty fees are calculated based upon a percentage (normally 4%) of Gross Sales, as defined in the franchise agreement. Certain franchisees are also required by the franchise agreement to remit to Franchise a monthly fee in an amount equal to 1% of Gross Sales to be used for costs incurred by the Carve-out Company in advertising and marketing the franchise. Such amounts are not recognized as revenue, but rather are a liability until such time as the funds are used for advertising costs.

Interest income primarily relates to advances to franchisees. Interest income on advances to franchisees is recognized as it is earned.

Rental and Other Property Income

Rental and other property income consists of rental income and other income from property specific activities, such as income associated with late and administrative fees, truck rentals and ground rents for cellular telephone antenna towers and billboards. A summary of these amounts is as follows:

	Six months ending June 30,		For the years ending December 31,
	2005	2004	2004	2003	2002
	(unaudited)
Rental income	$23,397	$20,429	$43,119	$38,830	$36,950
Other property specific income	2,665	1,673	3,457	3,282	3,470

	$26,062	$22,102	$46,576	$42,112	$40,420

Service and Other Income

Service and other income consists of revenue derived from the Carve-out Company providing services to third parties and related unconsolidated joint ventures. The services provided by the Carve-out Company include the management of self-storage facilities. The Carve-out Company is generally reimbursed a fixed percentage of facility revenues for providing management services to third parties and related unconsolidated joint ventures.

Income Taxes

A provision for income taxes was recorded related to Franchise, which is the only entity included in the Carve-out Company which is subject to income taxes since the taxable income or losses from the self-storage facilities that were owned by the Partnership were passed through to its partners. The provision is based on an estimated combined Federal and State tax rate of 38%. Management of the Carve-out Company believes that this tax rate, which is based on historical information, is a reasonable estimate. This effective tax rate was applied to pre-tax income generated by Franchise to calculate the applicable income tax expense for the Carve-out Company.

Storage USA Carve-out Company

Notes to Combined Financial Statements

June 30, 2005 (unaudited) and December 31, 2004 and 2003

(amounts in thousands)

3.	Investment in Storage Facilities

Investment in storage facilities before accumulated depreciation consist of the following:

	June 30,	December 31,
	2005	2004	2003
	(unaudited)
Land	$101,672	97,234	76,309
Buildings and improvements	248,685	257,244	240,210
Leasehold improvements	6,580	6,580	6,580
Furniture, fixtures and equipment	3,780	3,787	2,068
Software	10,519	9,789	1,406
Development in progress, including land	1,573	1,343	8,004

	$372,809	375,977	334,577

Also included above are $8.5 million (unaudited), $8.4 million and $6.8 million of corporate leasehold improvements, software and office furniture, fixtures and equipment at June 30, 2005, December 31, 2004 and 2003 respectively, with accumulated depreciation of $3.2 million (unaudited), $2.2 million and $1.2 million.

Storage facility activity, including corporate leasehold improvements, software and office furniture, fixtures and equipment, is summarized as follows:

	Six months ending June 30,	Years ending December 31,
	2005	2004	2003
	(unaudited)
Cost:
Balance at beginning of period	$375,977	334,577	332,813
Facility acquisitions and development	3,377	21,825	466
Facility expansions and improvements	11,501	20,485	4,398
Land dispositions	(18,046)	(910)	—
Provision for impairment	—	—	(3,100)

Balance at end of period	$372,809	375,977	334,577

Accumulated Depreciation:
Balance at beginning of period	$(20,124)	(10,764)	(4,391)
Additions during the period	(4,823)	(9,360)	(6,373)

Balance at end of period	$(24,947)	(20,124)	(10,764)

Storage USA Carve-out Company

Notes to Combined Financial Statements

June 30, 2005 (unaudited) and December 31, 2004 and 2003

(amounts in thousands)

4.	Advances and Investments in Real Estate Ventures and Franchisees

Advances and investments in real estate ventures and franchisees consist of the following:

	June 30,	December 31,
	2005	2004	2003
	(unaudited)
Advances to franchisees, net of allowance for losses	$36,157	39,523	55,357
Storage Portfolio joint venture	8,074	8,239	37,068
Heitman joint venture	6,375	5,468	—
Investments in franchises and other joint ventures	4,384	7,042	7,976

Total advances and investments	$54,990	60,272	100,401

(a)	Advances to Franchisees

The Carve-out Company has granted construction advances to franchisees to fund the development of franchised storage facilities. The loans are collateralized by the related properties and have terms up to five years. Typically, interest only is due on the loans during the first two years of the loan term, with amortization of principal commencing in the third year based upon a 25-year amortization schedule. The Carve-out Company advances the funds for construction and start-up costs at a market interest rate based on a spread over the 30-day LIBOR rate or the prime rate and adjusted monthly. Typically, advances represent 70%-90% of the anticipated cost of the project. All activity related to these advances is being accounted for as direct investments in and advances to real estate joint ventures. Interest income is recognized on these advances as earned.

Based upon management assessments of current and historical loss experience, loan portfolio trends, prevailing economic and business conditions, specific loan review and other relevant factors, the need for an allowance for losses associated with these advances is considered. In connection with these assessments, a $0.7 million (unaudited), a $0.7 million and a $0.7 million allowance for losses was recorded as of June 30, 2005 and December 31, 2004 and 2003, respectively.

(b)	Investments in Joint Ventures

Storage Portfolio Venture

The Carve-out Company owns a 25% interest in a joint venture that operates 32 self-storage facilities (the Storage Portfolio Venture). The Carve-out Company accounts for its investment in the Storage Portfolio Venture under the equity method. Under the terms of the venture agreement, cash flows from operations will be distributed to each member based on its proportionate equity interest. Until December 22, 2003, 75% of the Storage Portfolio Venture was owned by Fidelity Management Trust Company. On December 22, 2003, Fidelity Management Trust Company sold its 75% share of the Storage Portfolio Venture to Teachers REA II, LLC (Teachers). As part of this transaction, the Carve-out Company and Teachers contributed capital to the Storage Portfolio Venture to pay off the ventures’ existing third party debt. In March 2004, the Storage Portfolio Venture entered into a new financing agreement, and the proceeds from this financing were distributed to Teachers and the Carve-out Company.

Storage USA Carve-out Company

Notes to Combined Financial Statements

June 30, 2005 (unaudited) and December 31, 2004 and 2003

(amounts in thousands)

The Carve-out Company recognized $1.5 million and $1.2 million and $1.3 million in equity earnings from the Storage Portfolio Venture for the periods ended December 31, 2004, 2003 and 2002, respectively. The Carve-out Company recognized $0.5 million (unaudited) and $0.7 million (unaudited) in equity earnings from the Storage Portfolio Venture for the six month periods ending June 30, 2005 and 2004. The Carve-out Company also recognized $1.1 million, $1.3 million and $1.3 million in management fee revenue for operating the Storage Portfolio Venture’s properties during the periods ended December 31, 2004, 2003 and 2002, respectively. Management fee revenue for operating the Storage Portfolio Venture’s properties were $0.6 million (unaudited) and $0.5 million (unaudited) for the six month periods ended June 30, 2005 and 2004.

The following table summarizes selected financial information related to the Storage Portfolio Venture:

	Six months ending June 30,		For the years ending December 31,
	2005	2004	2004	2003	2002
	(unaudited)
Property revenues	$11,352	$10,864	$23,218	$23,288	$24,370
Property expenses	4,796	4,307	13,083	15,413	8,975
Net operating income	6,556	6,557	10,135	7,875	15,395
Net income	2,091	3,701	5,972	571	5,060

	June 30,	December 31,
	2005	2004	2003
	(unaudited)
Total assets	$168,231	$140,368	$136,937
Total third party debt	115,000	115,000	—

Heitman Joint Venture

On June 28, 2004, The Carve-out Company formed a joint venture with Heitman Value Partners (the Storage Portfolio Bravo Venture). The Carve-out Company contributed 21 self-storage facilities with a fair value of $112 million to the Storage Portfolio Bravo Venture. In return, the Carve-out Company received a 20% interest in the Storage Portfolio Bravo Venture and cash proceeds of approximately $99 million, which represented Heitman Value Partners’ 80% interest in the venture and the Carve-out Company’s proportionate share of the proceeds from a $67 million non-recourse note obtained by the Storage Portfolio Bravo Venture. The transaction was treated as a partial sale for accounting purposes. The gain from the partial sale was not considered material. The Carve-out Company will continue to manage these properties for the Venture. The Carve-out Company records its investment in the Storage Portfolio Bravo Venture under the equity method.

The Carve-out Company recognized $0.6 million (unaudited) and $0.5 million in equity earnings from the Storage Portfolio Bravo Venture for the six months ended June 30, 2005 and for the year ended December 31, 2004, respectively. The Carve-out Company also recognized $0.5 (unaudited) and $0.4 million in management fees for operating the Venture’s properties during the six months ended June 30, 2005 and the year ended December 31, 2004.

Storage USA Carve-out Company

Notes to Combined Financial Statements

June 30, 2005 (unaudited) and December 31, 2004 and 2003

(amounts in thousands)

The following table summarizes selected financial information related to the Storage Portfolio Bravo Venture:

	Six months ended June 30,	Year ended December 31,
	2005	2004
	(unaudited)
Property revenues	$8,072	$8,080
Property expenses	2,931	4,794
Net operating income	5,141	3,286
Net income	2,575	1,507

	June 30, 2005	December 31, 2004
	(unaudited)
Total assets	$113,920	$117,553
Total third party debt	1,628	67,400

Investments in Franchisees and Other Joint Ventures

The Carve-out Company has received equity interests in 17 franchisees in consideration for obtaining favorable financing terms for the franchisees. Additionally, the Carve-out Company has received equity interests in certain franchisees in exchange for capital contributions to these franchisees. The equity interests generally allow the Carve-out Company to share in 35% to 49% of the earnings of the franchisee’s facility and its share of any gain if the facility is sold. These investments are recorded using the equity method of accounting.

During 2004, 2003 and 2002, respectively, the Carve-out Company invested approximately $27, $680, and $460 in franchisees. There were no contributions to franchisees during the six months ended June 30, 2005 and 2004 (unaudited). The Carve-out Company had net investments in franchisees of $2.9 million (unaudited), $4.9 million and $5.7 million as of June 30, 2005, December 31, 2004 and December 31, 2003, respectively. The Carve-out Company’s interest in the net income for these facilities was $851, $591, and $40 for the periods ended December 31, 2004, 2003 and 2002 respectively. The Carve-out Company’s interest in the net income for franchise facilities was $371 (unaudited) and $418 (unaudited) for the six month periods ended June 30, 2005 and 2004, respectively.

The Carve-out Company also has a 50% investment in a self-storage property in Arlington, Virginia (“Clarendon Joint Venture”). The Carve-out Company also manages this self-storage property. The Carve-out Company’s investment in the Clarendon Joint Venture is accounted for on the equity method. As of December 31, 2004, the equity balance for the Clarendon Joint Venture was $1.8 million. As of June 30, 2005, the balance was $1.9 million (unaudited).

Storage USA Carve-out Company

Notes to Combined Financial Statements

June 30, 2005 (unaudited) and December 31, 2004 and 2003

(amounts in thousands)

The aggregate assets, liabilities and net income of these entities are summarized below:

	Six months ending June 30,		For the years ending December 31,
	2005	2004	2004	2003	2002
	(unaudited)
Aggregate net income	$610	$778	$1,556	$609	$1,151

	June 30,	December 31,
	2005	2004	2003
	(unaudited)
Aggregate assets	$56,002	$56,971	$57,470
Aggregate liabilities	36,594	36,635	36,492

The Carve-out Company periodically evaluates its investments in franchisees and its obligation to fund future operating losses. The Carve-out Company believes that there is no impairment related to these matters due to the sufficiency of the cash flows provided by the individual franchised facilities and the estimated fair value of these facilities.

5.	Related Party Transactions

The Carve-out Company incurs certain costs on behalf of the franchisees and other joint venture partners, such as property insurance, for which the Carve-out Company is reimbursed. Additionally, the Carve-out Company charges management and franchise fees to franchisees and unconsolidated joint ventures (Note 2). Unpaid reimbursements, management fees, and franchise fees are included in amounts due from related parties on the combined balance sheets.

The Carve-out Company has a treasury management agreement with GE Capital so that available cash is transferred to GE Capital. These transfers are recorded as equity distributions for purposes of the carve-out financial statements. As the Carve-out Company incurs operational and investing costs, sufficient cash is transferred back by GE Capital to the Carve-out Company and are recorded as equity contributions for purposes of the Carve-out financial statements.

Storage USA Carve-out Company

Notes to Combined Financial Statements

June 30, 2005 (unaudited) and December 31, 2004 and 2003

(amounts in thousands)

6.	Other Assets

Other assets consist of the following:

	June 30,	December 31,
	2005	2004	2003
	(unaudited)
Deposits	$556	$1,155	$306
Accounts and other receivables	2,136	2,434	2,150
Inventory	986	975	985
Prepaid expenses	1,021	1,484	1,530
Other	1,729	2,620	1,987

	$6,428	$8,668	$6,958

7.	Borrowings

(a)	Notes Payable

SUSA L.P. had issued various fixed rate senior unsecured notes (the “Notes”) due on various dates. The notes bear interest at fixed rates between 6.95% and 8.20%. The Notes are redeemable at any time at the option of SUSA L.P. in whole or in part, at a redemption price equal to the sum of: (a) the principal amount of the Notes being redeemed plus accrued interest or (b) a “make-whole” amount as more fully defined in the Notes’ prospectus. The Notes are not subject to any mandatory sinking fund and are an unsecured obligation of SUSA L.P. The Notes contain various covenants restricting the amount of secured and unsecured indebtedness that SUSA L.P. may incur. GE Capital guaranteed the Notes in exchange for the debt holders relinquishing SUSA L.P. from financial reporting obligations and other restrictive covenants in the corresponding indentures.

The Notes were not assumed by Extra Space in the acquisition (Note 1). However, a portion of the Notes and the related interest expense has been allocated to the Carve-out Company, since notes were an obligation of the Partnership. The portion of the Notes and related interest expense that was allocated to the Carve-out Company was based on the fair value of the properties included in the Carve-out Company relative to the fair value of all the properties included in SUSA L.P., with these fair values determined as of the date of the acquisition of SUSA by GE Capital. This portion of the notes included in the Carve-out Company is included in the notes payable balance in the combined balance sheets. Management of the Carve-out Company believes that this allocation method is reasonable.

(b)	Mortgage notes payable

At June 30, 2005, the Carve-out Company had two fixed rate mortgage loans payable totaling approximately $2.2 million (unaudited). These loans bear a weighted average interest rate of 5.85%, and are secured by assets with an aggregate book value totaling approximately $8.4 million. These notes mature in 2013.

As of December 31, 2004, the Carve-out Company had mortgage loans payable for $9.2 million, which had an average interest rate of 7.8%, and were secured by assets with an aggregate book value of $18 million. In February 2005, these notes were

Storage USA Carve-out Company

Notes to Combined Financial Statements

June 30, 2005 (unaudited) and December 31, 2004 and 2003

(amounts in thousands)

assumed by a limited partner of the Partnership in conjunction with that limited partner’s redemption of 269,771 units in exchange for $18 million of land which was subject to the $9 million note payable (Note 13).

As of December 31, 2003, the Carve-out Company had 3 mortgage loans payable with a book value totaling approximately $6.8 million. These notes had a weighted average interest rate of 3.0%, were secured by assets with book values of $16.1 million, and matured in 2004.

(c)	Other borrowings

As of December 31, 2003, there was $2.2 million of other borrowings, which represented capital lease obligations. The Carve-out Company had no capital lease obligations as of December 31, 2004 or June 30, 2005 (unaudited). The Carve-out Company paid off all capital lease obligations during 2004.

The following is a debt maturity schedule as of December 31, 2004:

	Notes Payable	Mortgage Notes payable	Total
2005	$—	$9,200	$9,200
2006	13,840	—	13,840
2007	13,840	—	13,840
2008	—	—	—
Thereafter	41,522	—	41,522

	$69,202	$9,200	$78,402

8.	Equity

No direct relationship exists among all the operations comprising the Carve-out Company. Accordingly, total equity is presented in lieu of stockholders’ equity. The total equity of Carve-out Company consists of the historic net assets of SUSA excluding those net assets acquired by Prudential as described in the Purchase and Sale Agreement with GE Capital.

9.	Financial Instruments

The following disclosures of estimated fair value of financial instruments were determined by using available market information and appropriate valuation methodologies. The estimates are not necessarily indicative of the amounts the Carve-out Company could realize on disposition of the financial instruments.

Cash, other assets, accounts payable and accrued expenses, and other liabilities are carried at amounts which reasonably approximate their fair values. Advances to franchisees (collateralized by mortgages) are generally short-term at variable rates that are adjusted monthly and therefore are carried at amounts that approximate fair value. Notes payable and

Storage USA Carve-out Company

Notes to Combined Financial Statements

June 30, 2005 (unaudited) and December 31, 2004 and 2003

(amounts in thousands)

mortgage notes payable with aggregated carrying values of $74.1 million (unaudited), $78.4 million and $76.6 million have an estimated aggregate fair value of $92.8 million (unaudited), $97.2 million and $94.4 million as of June 30, 2005, December 31, 2004 and December 31, 2003, respectively.

10.	Income Taxes

The components of the income tax provision (benefit) related to the taxable Franchise entity included in the Carve-out Company are as follows:

	Federal	State	Total
Six months ended June 30, 2005 (unaudited):
Current	$205	$38	$243
Deferred	120	23	143

	$325	$61	$386

Year ended December 31, 2004
Current	$657	$122	$779
Deferred	507	96	603

	$1,164	$218	$1,382

Year ended December 31, 2003
Current	$—	$—	$—
Deferred	441	83	524

	$441	$83	$524

Year ended December 31, 2002
Current	$—	$—	$—
Deferred	(309)	(58)	(367)

	$(309)	$(58)	$(367)

The income tax provision was different than the amount computed by applying the statutory Federal income tax rate to income before taxes due to the following:

	Six months ending June 30,		For the years ending December 31,
	2005	2004	2004	2003	2002
	(unaudited)
Federal tax rate	34%	34%	34%	34%	34%

Tax computed at statutory rate	$346	$619	$1,238	$470	$(329)
State income taxes, net	40	72	144	54	(38)

	$386	$691	$1,382	$524	$(367)

Storage USA Carve-out Company

Notes to Combined Financial Statements

June 30, 2005 (unaudited) and December 31, 2004 and 2003

(amounts in thousands)

A deferred tax asset or liability is recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities as shown below:

	Deferred assets	Deferred liabilities	Total
June 30, 2005 (unaudited):
Unrealized losses from franchisee investments	$1,829	$—	$1,829
Net operating loss carryforwards	96	—	96
Unrealized income from tenant insurance	—	(2,741)	(2,741)

Net deferred tax asset (liability)	$1,925	$(2,741)	$(816)

December 31, 2004
Unrealized losses from franchisee investments	$1,753	$—	$1,753
Net operating loss carryforwards	96	—	96
Unrealized income from tenant insurance	—	(2,522)	(2,522)

Net deferred tax asset (liability)	$1,849	$(2,522)	$(673)

December 31, 2003
Unrealized losses from franchisee investments	$1,724	$—	$1,724
Net operating loss carryforwards	256	—	256
Unrealized income from tenant insurance	—	(2,050)	(2,050)

Net deferred tax asset (liability)	$1,980	$(2,050)	$(70)

11.	Commitments and Contingencies

(a)	Lease Agreements

The Carve-out Company has various lease agreements for office space and ground leases. Total future minimum rental payments and corresponding revenues from subtenant payments are as follows:

	Payments	Income	Total
2005	$4,422	(1,542)	2,880
2006	3,887	(1,574)	2,313
2007	3,899	(1,607)	2,292
2008	3,916	(1,641)	2,275
2009	3,899	(1,641)	2,258
Thereafter	22,294	(9,073)	13,221

	$42,317	(17,078)	25,239

The Carve-out Company recorded $2.3 million (unaudited) and $2.3 million (unaudited) in rental expenses and $0.8 million (unaudited) and $0.8 million (unaudited) of sublease income under these operating leases during the six months ended June 30, 2005 and 2004, respectively. The Carve-out Company recorded $4.6 million, $3.9 million, and $3.9 million in rental expense and $1.5 million, $1.5 million, and $1.5 million of sublease income during the periods ended December 31, 2004, 2003 and 2002, respectively.

Storage USA Carve-out Company

Notes to Combined Financial Statements

June 30, 2005 (unaudited) and December 31, 2004 and 2003

(amounts in thousands)

At the time of GE Capital’s acquisition of SUSA (Note 1), an unfavorable lease liability of $5.1 million was recorded related to the lease of SUSA’s headquarters office in Memphis, Tennessee. The Carve-out Company leases several floors of an office building under a non-cancelable operating lease agreement, which expires in 2015. This liability is being amortized over the period of the related lease.

(b)	Construction Financing

The Carve-out Company has committed to advance an additional $0.2 million in construction financing to franchisees under terms as described in Note 4. The Carve-out Company is also a limited guarantor on the financing of open and operating projects in which the Carve-out Company has either an equity interest or a purchase option on the storage facility. Under the terms of the guarantee, the Carve-out Company has the option of either purchasing the note without recourse or payment of the guarantee. At June 30, 2005 the Carve-out Company was guarantor on $1.3 million (unaudited) of these financing arrangements, of which $0.9 million (unaudited) was outstanding. The Carve-out Company was guarantor on $1.3 million and $3.2 million of these financing arrangements, of which $0.9 and $2.9 million was outstanding as of December 31, 2004 and 2003 respectively.

(c)	Tenant Insurance

The Carve-out Company offers its customers tenant insurance, which insures their stored goods against described perils. The Carve-out Company’s risk is limited to the amount of premiums collected through the program through an excess of loss reinsurance agreement.

Loss reserves of $1.6 million (unaudited), $1.3 million and $0.9 million have been established as of June 30, 2005, December 31, 2004 and December 31, 2003, respectively. These amounts represent the estimated provisions for both reported and unreported claims incurred and related expenses and are included in accounts payable and accrued expenses on the combined balance sheets. The reserves are adjusted regularly based on experience. Since the reserves are based upon estimates, the ultimate liability may be more or less than such reserves. The effects of changes in such estimated reserves are included in the results of operations in the period in which estimates are revised.

During the six months ended June 30, 2005 and the years ended December 31, 2004, 2003 and 2002, no premiums were ceded through the reinsurance agreement noted above. During the six months ended June 30, 2005 and 2004, the Carve-out Company recognized $1.8 million (unaudited) and $1.7 million (unaudited) of income from the tenant insurance program. $3.8 million, $4.2 million, and $3.8 million of income was recognized during the periods ended December 31, 2004, 2003 and 2002, respectively, relating to the tenant insurance program.

Storage USA Carve-out Company

Notes to Combined Financial Statements

June 30, 2005 (unaudited) and December 31, 2004 and 2003

(amounts in thousands)

(d)	Legal Proceedings

Esquivel v. SUSA, L.P.

On June 17, 2002, a purported nationwide class action was filed in the Orange County, California Superior Court entitled Fausto Esquivel v. GE Capital Real Estate d/b/a Storage USA, case no. 02C00153, seeking injunctive relief, restitution and damages based upon alleged unfair and misleading advertising practices concerning the dimensions of storage units leased by SUSA, L.P. to its customers. Plaintiff alleges that the actual size of the storage units leased was less than the size of the units as advertised by SUSA, L.P. SUSA, L.P. settled this case in June 2005 (Note 13).

Mount Vernon, New York Facility

The Carve-out Company, through a wholly owned subsidiary entity SUSA Mt. Vernon LLC, is the current owner of a site located at 30 North West Street, Mount Vernon, New York, that is listed on the New York State Registry of Inactive Hazardous Waste Disposal Sites (Site No. 3-60-031). The prior owner and operator of the site, Insilco Corporation (Insilco), had committed to the New York State Department of Environmental Conservation (NYSDEC), pursuant to an Order on Consent dated March 31, 1997 (the Order), to conduct remedial activities to clean up hazardous substances associated with the property. In addition, in the purchase agreement between Insilco and SUSA Mt. Vernon LLC, Insilco agreed to perform all remedial work associated with the Order and indemnify SUSA, L.P. for any costs associated with the remedial work. In December 2003, Insilco filed for bankruptcy protection, and subsequently NYSDEC contacted SUSA, L.P. about assuming responsibility for the remedial work.

After negotiation with the State of New York, SUSA, L.P. and the State jointly pursued claims against Insilco in the Bankruptcy Court. However, the Bankruptcy Court ruled against SUSA L.P.’s request that the claims be give priority over other creditors’ claims and confirmed Insilco’s liquidation plan, pursuant to which there were no funds for general creditors. SUSA, L.P. will resume its negotiations with the State concerning its remedial obligations with respect to the property. Although SUSA, L.P. believes it has defenses to the State’s claims against Insilco, SUSA, L.P. does have certain obligations as a landowner. SUSA, L.P. reserved $2.3 million during 2003 for potential costs related to these obligations. During 2004, SUSA L.P. paid $0.5 million of related expenses, reducing the reserve to $1.8 million as of December 31, 2004. The reserve as of June 30, 2005 was $1.8 million (unaudited).

12.	Recent Accounting Developments

In June 2005, the Financial Accounting Standards Board ratified EITF 04-5 Consolidating Limited Partnerships (“EITF 04-5”). EITF 04-5 provides a framework for determining whether a general partner is required to consolidate limited partners. The new framework is significantly different than the guidance of AICPA Statement of Position 78-9 and would make it more difficult for a general partner to overcome the presumption that it controls the limited partnership, requiring the limited partner to have substantive “kick-out” or “participating” rights. Kick-out rights are the right to dissolve or liquidate the partnership or

Storage USA Carve-out Company

Notes to Combined Financial Statements

June 30, 2005 (unaudited) and December 31, 2004 and 2003

(amounts in thousands)

to otherwise remove the general partner without cause and participating rights are the right to effectively participate in significant decisions made in the ordinary course of the partnership’s business. EITF 04-5 became effective immediately for all newly formed limited partnerships and existing limited partnerships which are modified. The guidance will become effective for existing limited partnerships which are not modified the beginning of the first reporting period in fiscal years beginning after December 15, 2005. The application of this standard is not expected to have a material impact on the Carve-out Company’s financial statements.

13.	Subsequent Events (unaudited)

In January 2005, the Carve-out Company acquired a storage facility in Las Vegas, Nevada for $4.8 million. In May 2005, the Carve-out Company acquired a self-storage facility in Louisville, Kentucky for $4.5 million. Additionally, the Carve-out Company acquired a storage facility in Stone Mountain, Georgia from a franchisee for a purchase price of $3.7 million in February 2005.

In February 2005, a limited partner of the Partnership redeemed 269,771 units in exchange for land which was subject to a $9 million note payable. The land had a carrying value of $18 million, which approximated its fair value.

In January and February 2005, SUSA entered into retention agreements with key personnel in connection with the possibility of a potential sale of the Company and its assets. The total maximum amount that will be paid under these agreements is $3.2 million.

In June 2005, the Fausto Esquivel v. GE Capital Real Estate d/b/a Storage USA (case no. 02C00153) was settled for $0.2 million.